                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 1999 relating to the financial statements, which appears in Alpharma Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                     /s/ PricewaterhouseCoopers LLP


                                         PricewaterhouseCoopers LLP


Florham Park, New Jersey
November 1, 1999